Exhibit 23

Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 333-58491, 333-64113 and No. 333-82707.

Arthur Anderson LLP

Minneapolis, Minnesota
April 1, 2002